                                                                 EXHIBIT 10.3
                               SERVICE AGREEMENT
                   APPLICABLE TO FIRM TRANSPORTATION SERVICE
                            UNDER RATE SCHEDULE FS-1

THIS AGREEMENT made effective as of 08:00 MST on November 1, 1993, or such later date as is determined to be the Decontracting Date under the provisions of the Decontracting Agreement among Alberta and Southern Gas Co. Ltd., Pacific Gas Transmission Company, Pacific Gas and Electric Company and the decontracting producers, dated September 22, 1993;

         ALBERTA NATURAL GAS COMPANY LTD, a body corporate, having an office and carrying on business in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Company"),

                                    - and -

         PACIFIC GAS AND ELECTRIC COMPANY, a body corporate, having an office and carrying on business in the City of San Francisco in the State of California (hereinafter referred to as "Shipper")

WHEREAS, Company's Facilities extend from a point of interconnection with the pipeline facilities of NOVA Corporation of Alberta at the Alberta-British Columbia border near Coleman, Alberta, through southeast British Columbia to a point of interconnection with the pipeline facilities of Pacific Gas Transmission Company at the international border near Kingsgate, British Columbia; and

WHEREAS, Shipper desires Company, on a firm basis, to transport certain volumes of natural gas through Company's Facilities from Alberta/British Columbia border near Coleman, Alberta to British Columbia/U.S. international border near Kingsgate, B.C.; and

WHEREAS, Company is willing to transport certain volumes of natural gas for Shipper, on a firm basis;

NOW, THEREFORE, the parties agree as follows:

         1. This Agreement is subject to all valid legislation with respect to the subject matters hereof, either provincial or federal, and to all valid present and future decisions, orders, rules, and regulations of all duly constituted governmental authorities having jurisdiction.

         2. Shipper acknowledges receipt of a current copy of Company's Gas Transportation Service Documents and Company agrees to provide Shipper with any amendments thereto.

         3. The terms used herein shall have the same meanings as are ascribed to corresponding terms in the General Terms and Conditions contained in the Gas Transportation Service Documents.

         4. Shipper hereby requests, and Company agrees to provide Service pursuant to Service Schedule FS-1 in accordance with the attached Schedule A which is incorporated into and forms part of this Agreement, such Service to commence on the Service Availability Date and to terminate, subject to the provisions hereof, on the Service Termination Date.

         5. Shipper agrees to make gas available for Shipper's share of Company Use Gas, or pay for such gas, pursuant to Article V of the General Terms and Conditions.

         6. Company undertakes to redeliver to Shipper, and Shipper agrees to accept, at the Delivery Point, a volume of gas equivalent in heat content to the volume received by Company from Shipper, at the Receipt Point, after deducting gas volumes, if any, provided by Shipper for Company Use Gas.

         7. In providing service to its existing or new Shippers, Company will use the priority of service specified in Article XI of Company's General Terms and Conditions.

         8. Prior to the Service Availability Date, Shipper shall provide Company with all information identified in Company's Request for Transportation Form.

         9. Shipper agrees to pay, during the period commencing from the Service Availability Date, and in accordance with Schedule FS-1, the General Terms and Conditions, the Statement of Effective Rates and Charges and Schedule "A" attached hereto (all as may be amended from time to time), the rates, tolls and charges fixed by Company from time to time, in respect of each month, and portion thereof that this Service Agreement and any renewal thereof is in effect.

         In the event that the Service Availability Date occurs on any day other than the first day of a month, then the demand charge payable for such month under section 3.1 of Service Schedule FS-1 shall be the product resulting from multiplying the demand charge otherwise payable for such month by a fraction, the numerator of which shall be the number of days in such month subsequent to and including the Service Availability Date and the denominator of which is the total number of days in such month.

         10. Shipper covenants that it will make timely arrangements for upstream and downstream transportation, gas supply and markets and all necessary governmental authorizations and that it will advise the upstream and downstream transporters of the receipt and delivery points under this Agreement.

                 Shipper acknowledges and agrees with Company that Company is relying upon the covenant contained in this clause and agrees that if any such arrangements or authorizations are not in place prior to the Service Availability Date, such will not affect the Shipper's obligation to pay any demand charge, surcharge, or any other amount payable to the Company.

         11. If Shipper elects to exercise its option to terminate this Service Agreement as provided for in Clause 9. of Service Schedule FS-1, it shall execute and serve upon Company a termination notice not less than twelve months prior to the Service Termination Date as such date may be extended from time to time.

         12. Shipper agrees not to make demand or bring action against Company for Company's refusal to transport gas hereunder in the event that any upstream or downstream transporter fails to receive or deliver gas as contemplated by this agreement provided that such failure was not directly caused by the negligence of Company.

         13. Every notice, request, demand, statement or bill provided for by the Service Schedules, the Service Agreements and the General Terms and Conditions, or any notice which either Shipper or Company may wish to give to the other, shall be in writing and shall be directed as follows:

Shipper:         PACIFIC GAS AND ELECTRIC COMPANY
                 Gas Services Department, B1GA
                 Rm. 1611, 77 Beale Street
                 P.O. Box 770000
                 San Francisco, California  94177

                 Attn:  Mr. H. O. LaFlash, Manager, Gas Services

Company:         ALBERTA NATURAL GAS COMPANY LTD
                 2900, 240 - Fourth Avenue S.W.
                 Calgary, Alberta, Canada
                 T2P 4L7

                 Attn:  Mr. T. L. (Tim) Stauft, P.Eng.
                        Manager, Customer Services

Any notice may be given by personal delivery, by telecopier or by mail and shall be deemed to be given on the day of delivery, if by personal delivery or by telecopier, and four (4) business days after mailing if by mail. Any notice may also be given by telephone followed immediately by telecopier, or other telecommunication agreed to by both parties, and any notice so given shall be deemed to be given as of the date of the confirming telecommunication.

         14. The terms and conditions of Service Schedule FS-1 and the General Terms and Conditions are by this reference incorporated into and made part of this Service Agreement.

         15. A waiver by either party of one or more defaults by the other hereunder shall not operate as a waiver of any future default or defaults, whether of a like or different character.

         16. This agreement may be amended only by an instrument in writing executed by both parties hereto.

         17. Nothing in this agreement shall be deemed to create any rights or obligations between the parties hereto after the expiration of the term hereof as same may be extended from time to time except that termination of this agreement shall not relieve either party of the obligation to correct any gas volume imbalances or of the obligation to pay any amounts due hereunder.

                 IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed as of the day and year first written above.

                                  ALBERTA NATURAL GAS COMPANY LTD
                                  By:  V. Mirosh
                                  Name:  M. Pfaefflin
                                  Title:____________________________

                                  PACIFIC GAS AND ELECTRIC COMPANY
                                  By:  Daniel Thomas
                                  Name:  Daniel F. Thomas
                                  Title:  Asst. to Sr. Vice Pres. GSBU

                                   SCHEDULE A
                         TO THE FIRM SERVICE AGREEMENT
made effective as of 08:00 MST on November 1, 1993, or such later date as is determined to be the Decontracting Date under the provisions of the Decontracting Agreement among Alberta and Southern Gas Co. Ltd., Pacific Gas Transmission Company, Pacific Gas and Electric Company and the decontracting producers, dated September 22, 1993 Between
                        ALBERTA NATURAL GAS COMPANY LTD
                                      AND
                   PACIFIC GAS AND ELECTRIC COMPANY (SHIPPER)

1.       Receipt Point:                      Alberta/British Columbia
                                             Border near Coleman, Alberta
                                             Minimum Pressure Available
                                             4200 kPa

2.       Delivery Point:                     British Columbia/U.S.
                                             international border near
                                             Kingsgate, B.C. Maximum
                                             Pressure Available 5500 kPa

3.       Shipper's Haul Distance                                 170.7 Km

4.       Shipper's Compression Utilization                       170.7 Km

5.       Maximum Day Delivery Quantity       (Winter) 16,996.7 10(3)m(3)/d
                                             (Summer) 16,996.7 10(3)m(3)/d

6.       Service Availability Date           made effective as of 08:00
                                             MST on November 1, 1993, or
                                             such later date as is
                                             determined to be the
                                             Decontracting Date under the
                                             provisions of the
                                             Decontracting Agreement among
                                             Alberta and Southern Gas Co.
                                             Ltd., Pacific Gas
                                             Transmission Company, Pacific
                                             Gas and Electric Company and
                                             the decontracting producers,
                                             dated September 22, 1993

7.       Service Termination Date            October 31, 2005

8.       Surcharge Amount:

         For Special Facilities   N/A        Dollars/Month
         For Other                N/A        Dollars/Month

         Total Surcharge          N/A        Dollars/Month

SHIPPER                                      COMPANY

PACIFIC GAS AND ELECTRIC COMPANY             ALBERTA NATURAL GAS COMPANY LTD


Daniel Thomas                                 V. Mirosh
_______________________________              _______________________________
(name)                                        (name)




Asst. to Sr. Vice Pres. GSBU                  M. Pfaefflin
_______________________________              _______________________________
(name)                                        (name)

                                                          Sheet 20

ALBERTA NATURAL GAS COMPANY LTD

                                  STATEMENT OF
                          EFFECTIVE RATES AND CHARGES


Firm Service

                               Demand Rate            Commodity Rate
                             ---------------          --------------
                             ($/10(3)m(3)/Km/Mo.)     ($/10(3)m(3)/Km)
         PIPELINE            0.22434757

         COMPRESSOR          0.20273731               0.00138734




Interruptible Service

                                                      Commodity Rate
                                                      --------------
                                                      ($/10(3)m(3)/Km)
                                                      0.01698862



Company Use Gas and Line Pack Requirements

Shipper's Share of Company use Gas shall be determined pursuant to Article V of the General Terms and Conditions. Shipper's share of the Line Pack Requirements shall be determined pursuant to paragraph 9.6 of Article IX of General Terms and Conditions. In the event that Company provides Shipper's Share of Company Use Gas and/or Line Pack Requirements, Company shall bill Shipper for such gas at the rate of:


                          $ [price to be determined.]


                                          Effective: November 1, 1993

                                                                        Sheet 21

                          RATE CALCULATION METHODOLOGY


INTRODUCTION AND GENERAL

         Gas transportation rates charged by Alberta Natural Gas Company Ltd
(ANG) to its shippers are based on a determination of conventional cost of service including return on a fully depreciated rate base. The costs included are limited to those incurred in the operation of ANG's gas pipeline system located in south east British Columbia plus (after October 31, 1993) the amounts billed to ANG by Foothills Pipe Lines Limited under tariffs approved by the National Energy Board.

         ANG fixes its rates in consultation with its shippers. Such consultations determine matters such as ANG's deemed capital structure, appropriate rates for debt interest expense (if no debt actually is in place), equity return rate, depreciation policy, etc.

         To ensure that rates reflect actual ANG costs, an adjustment to the rates calculation is carried forward from the preceding period each time rates are recalculated. The adjustment corrects for the difference between revenue requirements and actual revenue collections for the preceding period. Firm service rates are based on net costs after deduction of revenues collected from interruptible shippers.

         Rates established from time to time are set out on the Statement of Effective Rates and Charges, Sheet 20, contained in ANG's Gas Transportation Service Documents, filed with the National Energy Board and made available to all ANG shippers and prospective shippers.


                                          Effective:  April 1, 1991

                                                                        Sheet 22





                              SHEETS 22 THROUGH 29

                                ARE RESERVED FOR

                       FUTURE REVISIONS TO THIS DOCUMENT


                                          Effective:  April 1, 1991

                                                                        Sheet 30
ALBERTA NATURAL GAS COMPANY LTD

                             SERVICE SCHEDULE FS-1


1.       Availability

Service under Service Schedule FS-1 is available to all shippers of gas which desire transportation service from Company for such gas for delivery for export from Canada or to markets in Canada, which quality for service hereunder and which have executed a Service Agreement in the form contained in these Gas Transportation Service Documents.

The term of the Service Agreement shall be for a minimum of fifteen (15) years if an expansion of Company's Facilities is required.


2.       Applicability and Character of Service

Subject to the terms and conditions applicable to service under this Service Schedule FS-1, service hereunder shall consist of receipt from Shipper of daily quantities of gas up to Shipper's Maximum Day Receipt Quantity as specified in the executed firm transportation Service Agreement between Company and Shipper, transportation of such quantities through Company's Facilities and delivery of an amount equivalent to the quantity received less Shipper's share of Company Use Gas provided by Shipper. Shipper's share of Company Use Gas shall be provided in accordance with the provisions of Article V of the General Terms and Conditions.

This transportation service shall be firm and not subject to curtailment or interruption except as provided in the General Terms and Conditions.

                                          Effective:  April 1, 1991

                                                                        Sheet 31


3.       Charge for Service

Company's charge for service under this Service Schedule shall be determined using the rates for FS-1 Service contained in the Statement of Effective Rates and Charges on Sheet 20 of these Gas Transportation Service Documents. Effective rates for service under this Service Schedule FS-1 shall be set by Company from time to time. The amount of any interruptible toll revenues collected by Company shall be credited to Company's cost of service.

Company's billing to each Shipper each month shall be the total of the amounts described under sub-paragraphs 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 for that Shipper determined as follows:


         3.1     Shipper's Monthly Demand Charge

Shipper's monthly demand charge shall be the product of:

         (a) Shipper's Maximum Day Delivery Quantity as indicated on Schedule A to Shipper's Service Agreement;

         (b) Shipper's Haul Distance as indicated on Schedule A to Shipper's Service Agreement; and

         (c) the Demand Rate currently in effect for Service Schedule FS-1 from Company's Statement of Effective Rates and Charges, Sheet 20 of these Gas Transportation Service Documents.


         3.2     Shipper's Commodity Charge

Shipper's commodity charge for the month shall be the product of:

         (a) the quantity of gas delivered by Company to Shipper at the Delivery Point during such month;


                                          Effective:  April 1, 1991

                                                                        Sheet 32


         (b) Shipper's Haul Distance from Schedule A to Shipper's Service Agreement; and

         (c) the Commodity Rate currently in effect for firm service from Company's Statement of Effective Rates and Charges, Sheet 20 of these Gas Transportation Service Documents.

         3.3     Charge for Company Use Gas

If Shipper elects not to provide Shipper's share of Company Use Gas in kind and such gas is provided by Company, then the charge to Shipper for such gas for any month shall be the product of:

         (a) Shipper's share of Company Use Gas determined pursuant to paragraph 5.1 of the General Terms and Conditions for such month; and

         (b) the rate charged by Company for such gas set out on Company's Statement of Effective Rates and Charges, Sheet 20 of these Gas Transportation Service Documents.

         3.4     Surcharge

Shippers surcharge amount, if any, shall be an amount to recognize the recovery of costs associated with special facilities installed by Company for Shipper agreed to between Company and Shipper expressed in dollars per month. Such amount shall be entered on Schedule A to Shipper's Service Agreement.


                                          Effective:  April 1, 1991

                                                                        Sheet 33


         3.5     Charge for Over-Run Gas

In the event that Company determines that Shipper has tendered for transportation, and Company has transported for Shipper under this Service Schedule on any day during a billing month, a volume of gas at the Delivery Point in excess of Shipper's Maximum Day Delivery Quantity in effect on such day, Shipper shall pay to Company an amount equal to the product of such excess for such day and the Tier 1 commodity rate for service under Service Schedule IS-1, provided that Shipper shall not be required to pay any charge for make-up quantities delivered by Company pursuant to paragraph 4 of this Service Schedule FS-1 or for excess deliveries on any day which are less than two percent (2%) of Shipper's Maximum Day Delivery Quantity.

         3.6     Demand Charge Credit

         (a) Subject to paragraph 3.6(b), if in any month Company is unable to deliver up to ninety eight percent (98%) of the quantity of gas that Shipper has in good faith nominated up to the Maximum Day Delivery Quantity times the number of days in such month, then in respect of such month, a credit shall be applied to the monthly bill rendered by Company determined according to the following formula:

                            Shippers     Shipper's
        credit = Demand  x  Haul      x  Maximum Day  -  Avg. Day Del.
                 Rate       Distance     Delivery Quantity


Where: Avg. Day Del. = Deliveries to Shipper in such month divided by the number of days in such month.


                                          Effective:  April 1, 1991

                                                                        Sheet 34


         (b) No credit to the monthly bill shall be made if Company delivers less than ninety eight percent (98%) of the volume of gas nominated as a result of planned maintenance on Company's Facilities or as a result of Shipper being unable to deliver gas at the Receipt Point or accept gas at the Delivery Point.


3.7      Charge for Company's Line Pack Requirements

If Shipper elects not to provide Shipper's Share of Company's Line Pack Requirements in kind and such gas is provided by Company, then the charge to shipper for such gas shall be the product of:

         (a)     Shipper's Share of Company's Line Pack Requirements; and

         (b) the rate charged by Company for line pack set out on Company's Statement of Effective Rates and Charges, Sheet 20 of the Gas Transportation Service Documents.


4.       Make-Up Provision

In the event that Company fails on any day to deliver to Shipper at the Delivery Point the quantity of gas nominated by Shipper and available at the Receipt Point, up to Shipper's Maximum Day Delivery Quantity, Shipper shall be entitled, subject to paragraph 11.2 of Article XI of the General Terms and Conditions and within two years of such failure, to have Company transport volumes of gas in excess of Shipper's Maximum Day Delivery Quantity at no additional demand charge sufficient to cancel such deficiency. Demand charges credited to Shipper under paragraph 3.6 shall be recovered by Company respecting volumes delivered by Company under this paragraph 4.


                                          Effective:  April 1, 1991

                                                                        Sheet 35


5.       Company Use Gas

Shipper's share of Company Use Gas shall be furnished by Shipper to Company each day, or paid for by Shipper, pursuant to Article V of the General Terms and Conditions.


6.       Backhauls

Company may provide backhaul service under this Service Schedule where such service is requested and provided that, in Company's judgement, it is practical to provide such service considering the capacity of Company's Facilities and throughput volumes. Company's charge for backhaul service shall be as determined under paragraph 3. above. Company shall not require that Shipper provide a share of Company Use Gas respecting backhaul service.


7.       Assurances and Information

Shipper shall provide such assurances and information as Company may reasonably require respecting any service to be provided pursuant to this Service Schedule including, without limiting the generality of the foregoing, an assurance that all necessary arrangements have been made among Shipper, sellers of gas to Shipper, purchasers of gas from Shipper, and transporters of Shipper's gas to, and from, Company's Facilities.


8.       Relief

If Shipper requests relief from its obligation to pay all or any portion of its charges under this Service Schedule which are based on Shipper's Maximum Day Delivery Quantity, Shipper shall notify Company of its request for relief. Company may, at its option, elect to attempt to find another Person who qualifies for service under this Service Schedule and who is willing to assume the Maximum Day Delivery Quantity, or a portion thereof, which Shipper proposes to make available, although Company assumes no obligation to find such a Person. If Company so elects to attempt to find such a Person, it shall first have regard to the queue for firm service established in accordance with its Queuing Procedures. If Company finds such a Person, then Company may grant relief to Shipper, to the extent requested, by reducing Shipper's Maximum Day Delivery Quantity by the amount specified in a Service Agreement executed by Company and such Person.

                                          Effective:  April 1, 1991

                                                                        Sheet 36


9.       Renewal

This Service Agreement, as amended from time to time, and any renewal thereof, shall be automatically renewed subject to Article XV of the General Terms and Conditions for a one year term (or such longer term as is agreed upon by Company and Shipper) for the Maximum Day Delivery Quantity in effect immediately prior to renewal ()or such lesser volume as is agreed upon by Company and Shipper not less than twelve months prior to the date when the Service Agreement would otherwise terminate), unless:

         (a) Shipper notifies Company of its intention to terminate the Service Agreement not less than twelve months before the termination date which would otherwise prevail pursuant to the Service Agreement or any renewal thereof; or

         (b)     Shipper is in default under the Service Agreement.

Any renewal of this Service Agreement shall be subject to the terms and conditions of Company's Gas Transportation Service Documents then in effect.

                                          Effective:  April 1, 1991

                                                                        Sheet 37

10.      General Terms and Conditions

All of the General Terms and Conditions, including the definitions contained therein, are applicable to this Service Schedule unless otherwise indicated in the Service Agreement executed between Company and Shipper.

                                          Effective:  April 1, 1991

                                                                        Sheet 38





                              SHEETS 38 THROUGH 39

                                ARE RESERVED FOR

                       FUTURE REVISIONS TO THIS DOCUMENT

                                          Effective:  April 1, 1991

ALBERTA NATURAL GAS COMPANY LTD
                                                                        Sheet 70


                          GENERAL TERMS AND CONDITIONS

                               TABLE OF CONTENTS




Article                                                                   Sheet No.
- -------                                                                   --------
  I      DEFINITIONS                                                          71

 II      QUALITY OF GAS                                                       76

III      MEASUREMENT                                                          78

 IV      MEASURING INSPECTION                                                 81

  V      COMPANY USE GAS                                                      83

 VI      BILLING AND PAYMENT                                                  84

VII      POSSESSION OF GAS AND RESPONSIBILITY                                 87

VIII     WARRANTY OF ELIGIBILITY FOR TRANSPORTATION                           88

IX       OPERATING PROVISIONS                                                 89

X        RECEIPT AND DELIVERY POINT AND GAS PRESSURES                         92

XI       SERVICE PRIORITIES, INTERRUPTION AND CURTAILMENT                     93

XII      DELIVERY OBLIGATION                                                  95

XIII     FORCE MAJEURE                                                        96

XIV      INDEMNIFICATION                                                      98

XV       FINANCIAL INFORMATION AND SECURITY                                  100

XVI      MISCELLANEOUS PROVISIONS                                            101

                                          Effective:  April 1, 1991

                                                                        Sheet 71

                                   Article I

                          GENERAL TERMS AND CONDITIONS

1.0      Definitions

         Except where the content expressly states otherwise the following terms and abbreviations, when used in these General Terms and Conditions, the Service Schedules and the Service Agreements, shall be construed to have the following meanings:

         The terms "Commodity Rate" shall mean the rate entered on Company's current Statement of Effective Rates and Charges under the heading Commodity Rate.

         The term "Company" shall mean Alberta Natural Gas Company Ltd.

         The term "Company's Facilities" shall mean all pipeline, compressor, metering and other facilities which of any kind are used by Company to provide transportation service to shippers. Such facilities may be owned by Company or may be owned by others and used by Company pursuant to an agreement between Company and such other owners under which Company receives transportation service.

         The term "Company's Line Pack Requirements" shall mean the quantity of line pack which Company determines from time to time to be required by the Company when Company's Facilities are at normal operating pressures.

                                          Effective:  April 1, 1991

                                                                        Sheet 72


         The term "Company Use Gas" shall mean all gas used by Company for compressor station and other fuel, gas blown down from Company's Facilities, gas lost, gas used for purging and other construction uses, unaccounted for gas and the variation from time to time in Company's line pack.

         The term "Contract year" shall mean a twelve month period, beginning on any November 1st, which falls within the contract term.

         The term "Cubic Metre" shall mean that quantity of gas, which at a temperature of fifteen (15 degrees) degrees Celsius and at an absolute pressure of one hundred one and three hundred twenty-five thousandths kilopascals (101.325 kPa) occupies one cubic metre.

         The term "Day" shall mean a period of twenty-four (24) consecutive hours, beginning and ending at 7:00 o'clock a.m. Pacific Standard time.

         The term "Delivery Point" shall mean the point set out in Schedule A to Shipper's Service Agreement under Delivery Point, at which Company delivers Shipper's gas to Shipper following transportation through Company's Facilities.

         The term "Demand Rate" shall mean the rate entered on Company's current Statement of Effective Rates and Charges under the heading Demand Rate.

         The term "Founding Shippers" shall mean Alberta and Southern Gas Co. Ltd., Westcoast Energy Inc., and Foothills Pipe Lines (South B.C.) Ltd.

                                          Effective:  April 1, 1991

                                                                        Sheet 73


         The term "Gas transportation Service Documents" shall mean this Gas Transportation Service Document including these General Terms and Conditions, the Queuing Procedure, the Statement of Effective Rates and Charges and the Service Schedules.

         The term "GJ" shall mean gigajoule.

         The term "Gross Heating Value" shall mean the number of MJ obtainable from the combustion, at constant pressure, of one cubic metre of gas at a temperature of fifteen degrees (15 degrees) Celsius, free of all water vapor, and at an absolute pressure of one hundred and one hundred one and three hundred twenty-five thousandths (101.325) kPa, with the products of combustion cooled to the initial temperature of the gas and all water formed by the combustion reaction condensed to the liquid state.

         The term "kPa" shall mean kilopascal.

         The term "Maximum Day Delivery Quantity" shall mean the maximum volume of gas which Company is obligated to transport and redeliver to Shipper at the Delivery Point on any day.

         The term "Maximum Day Receipt Quantity" shall mean the volume of gas which Company must receive from Shipper at the Receipt Point on any day in order to deliver the Maximum Day Delivery Quantity, after taking account of Shipper's share of Company Use Gas provided by Shipper.

         The term "MJ" shall mean megajoule.

         The term "Month" shall mean a period extending from the beginning of the first Day in a calendar month to the beginning of the first Day in the next succeeding calendar month.

                                          Effective:  April 1, 1991

                                                                        Sheet 74


         The term "Nomination" shall mean Shipper's notice to Company respecting the volumes of gas which Shipper wishes Company to receive and deliver for shipper.

         The term "Nomination Form" shall mean the form provided, or agreed to, by Company on which Shipper provides its Nominations to Company.

         The term "Person" shall mean any party except the parties to any Service Agreement.

         The term "Receipt Point" shall mean the point set out in Schedule A to Shipper's Service Agreement under Receipt Point at which Company receives gas from shipper for transportation in Company's Facilities.

         The term "Service Agreement" shall mean an agreement between Shipper and Company in the form contained in these Gas Transportation Service Documents for the service requested by Shipper.

         The term "Service Availability Date" shall mean the later of the Service Availability Date on Schedule A to Shipper's Service Agreement executed by Shipper and Company, or, the date on which Company's Facilities are capacity of providing service under Shipper's Service Agreement.

         The term "Service Termination Date" shall mean the Requested Service Termination Date on Schedule A to Shipper's Service Agreement executed by Shipper and Company.

                                          Effective:  April 1, 1991

                                                                        Sheet 75


         The term "Shipper" shall mean any shipper of gas receiving transportation service from Company pursuant to a Service Agreement executed with Company.

         The term "Shipper's Haul Distance" shall mean the distance through which shipper's gas is moved in Company's Facilities as shown on Schedule A to any Shipper's Service Agreement.

         The term "Shipper's Share of Company's Line Pack Requirements" shall mean that quantity of Company's Line Pack Requirements determined as the proportion that the product of Shipper's Maximum Day Delivery Quantity and shipper's Haul Distance bears to the sum of the products of all shippers' Maximum Day Delivery Quantity and haul distances.

         The term "Summer" shall mean the six-month period April 1st to September 30th in any year.

         The term "Winter" shall mean the six-month period from October 1st in any year to March 31st in the following year.

         The term "10(3)m(3)" shall mean one thousand (1,000) cubic metres of gas as determined on the measurement basis set forth in Article III hereof.

                                          Effective:  April 1, 1991

                                                                        Sheet 76


                                   Article II

                                 QUALITY OF GAS

2.1 The following specifications shall apply to the gas which Shipper delivers or causes to be delivered to Company for transportation at the Receipt Point.

         (a) The gas shall be commercially free from sand, dust, gums, crude oil, impurities or other objectionable substances in quantities which may render it unmerchantable and which may be injurious to Company's Facilities or may interfere with the transmission, measurement or commercial utilization of gas.

         (b) The gas shall not, unless otherwise agreed upon, have a hydrocarbon dew point in excess of minus ten (-10) degrees Celsius at operating pressure.

         (c) The gas shall not contain more than twenty three (23) milligrams of hydrogen sulphide per one Cubic Metre of gas.

         (d)     The gas shall not contain more than two hundred and thirty
                 (230) milligrams of total sulphur per one Cubic Metre of gas.

         (e) The gas shall not contain more than two percent (2%) by volume of carbon dioxide, unless otherwise agreed upon.

         (f) The gas shall not contain more than sixty five (65) milligrams of water vapour per one Cubic Metre of gas.

         (g) The gas shall not exceed 43.3 degrees C in temperature at the Receipt Point.

         (h) The gas shall be as free of oxygen as it can be kept through the exercise of all reasonable precautions and shall not in any event contain more than four-tenths of one percent (0.4%) by volume of oxygen.

                                          Effective:  April 1, 1991

                                                                        Sheet 77


2.2 The gas Company delivers to Shipper or for Shipper's account shall have the constituent parts that result from the commingling of the gas from various sources on Company's pipeline.

2.3 The gas shall have a Gross Heating Value not less than thirty six point nine four (36.94) megajoules per Cubic Metre of gas; provided however, that Company may at its sole discretion permit gas of lower gross heating value to be tendered to Company at the Receipt Point.

2.4      (a)     If the gas tendered for transportation shall fail at any time to conform to any of the specifications set forth in this
                 Section 2, then Company shall notify Shipper of such deficiency and may, at its option, refuse to accept such gas pending the remedying such failure to conform to quality specifications. If the deficiency in quality is not promptly remedied, Company may accept such gas and may make changes necessary to bring such gas into conformity with such quality specifications and Company shall include all reasonable expenses incurred by it in effecting such changes in Shipper's monthly bill.

         (b) Notwithstanding subsection 2.4(a) above, Company shall have the right to discontinue receipt of gas from Shipper without notice should the gas fail to meet the specification set forth in subparagraphs (a), (b), (c), (d), (f), or (g) of subsection
                 2.1 hereof. Provided, however, that any such suspension shall not relieve Shipper from any obligation to pay its demand charge, or any other charge payable to Company.

2.5 Company shall establish reasonable methods and procedures, including instrumentation, for making tests to determine whether gas tendered by Shipper to Company for transportation or delivered by Company to Shipper meet the specifications set forth in this Section 2.

                                          Effective:  April 1, 1991

                                                                        Sheet 78


                                  Article III

                                  MEASUREMENT

3.1 Company shall cause to be furnished, installed, maintained and operated at each Receipt and Delivery Point all equipment, necessary to determine gas volume and energy as well as pressure, temperature, gross heating value, quality, relative density and super-compressibility.

3.2 Company will establish necessary metering, dispatch and operating procedures to provide information required by Company, Shipper or other affected parties.

3.3 The gas shall be metered by custody transfer type apparatus acceptable to the parties and to Consumer and Corporate Affairs Canada. All measuring equipment, devices and material required shall be compatible with the quantities to be metered at the particular point, and shall be of a type approved for their intended use under the provisions of the Electricity and Gas Inspection Act being Chapter E-4 of the Revised Statues of Canada, 1985 as amended (hereinafter referred to as GIA), where such approvals are applicable.

3.4 At each Shipper's Receipt Point, and Delivery Point, Shipper, at its own expense, may cause to be furnished, installed, maintained and operated check measuring equipment, provided that such equipment does not interfere with the operations of the measuring equipment installed or caused to be installed by Company and the transportation of gas hereunder. All non-company measuring equipment, devices and material installed in Company Facilities shall be compatible with the quantities to be metered at the particular point, and shall be of a type approved for their intended use under the provisions of GIA where such approvals are applicable.

                                          Effective:  April 1, 1991

                                                                        Sheet 79


3.5 The unit of volume for purposes of measurement shall be one thousand cubic metres (10(3)m(3)).

3.6 All measurements, calculations and procedures used in determining the volume delivered at any point shall be in accordance with GIA and all applicable regulations issued pursuant thereto. Provided, however, that correction for deviations from Boyle's Law shall be determined from data contained in the "American Gas Association Manual for the Determination of Super Compressibility Factors for Natural Gas, AGA No. 8" or "Par Research Project NX-19" as published by the American Gas Association in 1962, or any subsequent revision thereof acceptable to Company and Shipper.

3.7 For the purposes of measurement the atmospheric pressure at any Receipt Point or Delivery Point shall be fixed by agreement between Shipper and Company and by a method that meets the requirements of the GIA.

3.8 The gas characteristics, including gross heating value, relative density, and nitrogen and carbon dioxide content of the gas tendered by Shipper to Company for transportation at the Receipt Point or delivered by Company at the Delivery Point shall be determined, where applicable, by recording equipment approved for this use under the provisions of the GIA.

                 The gas characteristics used in computing gas measurement shall be:

         (a) The actual "real time" value determined when continuous analyzing equipment supplies live data of the gas characteristics to the real time measurement computer equipment; or

         (b) the arithmetical average recorded each day or part thereof if continuous recording equipment is otherwise used; or

                                          Effective:  April 1, 1991

                                                                        Sheet 80


         (c) where sampling is utilized, determinations available from analyses of such samples.

3.9 The parties hereto shall preserve all original test data and records, including where applicable charts, in such party's possession for a period compatible with record retention rules of any governmental agencies having jurisdiction thereover, except that the parties hereto agree that such records shall be retained for a minimum period of six (6) years.

                                          Effective:  April 1, 1991

                                                                        Sheet 81


                                   Article IV

                              MEASURING INSPECTION

4.1 The accuracy of Company's measuring equipment shall be verified at monthly intervals or at such larger intervals as the Company and the Shippers may agree. Advance notice of the time and nature of each test shall be given to allow shipper a reasonable amount of time to arrange for a representative to observe the test and any adjustments resulting from such tests. If, after notice, Shipper fails to have a representative present, the results of the test shall nevertheless be considered accurate until the next test.

4.2 If, as a result of any such tests any of the measuring equipment is found to be out of service or registering inaccurately in comparison to Company's calibration equipment, it shall be adjusted at once to read as accurately as possible. If such equipment is out of service or inaccurate such that it causes a measurement error or an energy basis of less than one-half of one percent, a correction may be made at Company's option. If such measurement error is greater than or equal to one-half of one percent as aforesaid, then the previous readings of such equipment shall be corrected to zero error for a period agreed upon, or if not as agreed upon, for a period of one-half (1/2) of the elapsed time since the last test. The volume of gas delivered during such period shall be determined by Company using one of the following four (4) methods, which in the opinion of the Company will provide the most accurate results:

         (a) by using the data recorded by any check measuring equipment if installed and accurately registering; or

                                          Effective:  April 1, 1991

                                                                        Sheet 82


         (b) by correcting the error if ascertainable by calibration test or mathematical calculation; or

         (c) by estimating the quantity delivered based upon deliveries under similar conditions during a period when the equipment was registering accurately; or

         (d) by calculation of the balance between Company's receipts and deliveries over the period.

4.3 If Shipper requests a special test of accuracy of any measuring equipment and upon testing the equipment the inaccuracy of the equipment is found to be less than one (1) percent, Shipper shall bear the expense of such special test.

4.4 Shipper or Shipper's agent shall have the right to inspect, at Shipper's expense, Company furnished or installed measuring equipment and other Company measurement or test data including, where applicable, charts at all times during normal business hours, but the reading, calibration and adjustment of such equipment and, where applicable, the changing of charts shall be done only by Company or Company's agent.

4.5 The parties hereto shall exchange, upon request of either party, copies of all measuring and testing data and information including, where applicable, charts as soon as practicable for any such requests.

                                          Effective:  April 1, 1991

                                                                        Sheet 83


                                   Article V

                                COMPANY USE GAS

5.1 Shipper's share of Company Use Gas shall be provided by Shipper in kind, or by Company pursuant to paragraph 5.3 of this Article V. Shipper's share of Company Use Gas on any day shall be the total Company Use Gas for the month in which such day falls divided by the days in such month, multiplied by Shipper's volume delivered by Company on such day and by Shipper's Haul Distance, and divided by the sum of the products of all shippers' volumes delivered by Company on such day and such shippers' Haul Distances.

5.2 Shipper shall have the right, exercisable by notice to Company at least 60 days prior to the Service Availability Date to supply in kind its share of Company Use Gas. This election shall apply to each subsequent Contract Year unless the Shipper provides the Company with notice to the contrary at least 60 days prior to the start of any subsequent Contract Year.

5.3 If Shipper elects not to exercise its right to supply Shipper's share of Company Use Gas, Company may, at its option, either:

         (a) supply Shipper's share of Company Use Gas and bill Shipper for the quantity supplied at the price set out in paragraph 5.4 of this Article V, or

         (b) take Shipper's share in kind from the volumes transported by Company for Shipper.

5.4 In the event that Company provides Shipper's share of Company Use Gas the price to be charged Shipper by Company for such gas volumes shall be the price set out in Company's currently effective Statement of Effective Rates and Charges.

                                          Effective:  April 1, 1991

                                                                        Sheet 84


                                   Article VI

                              BILLING AND PAYMENT

6.1 On or before the twentieth (20th) day of a month, beginning with the twentieth (20th) day of the month immediately following the month in which the Service Availability Date occurs, Company shall render a bill to Shipper for the prior month. When information necessary for billing by Company is in control of Shipper, Shipper shall furnish such information to Company on or before the fifth (5th) day of the month in connection with services rendered during the prior month.

6.2 Shipper shall make payment of such bill to Company on or before the last day of such month.

6.3 If presentation of a bill by Company is delayed after the twentieth (20th) day of the month, then the time for payment shall be extended correspondingly, unless Shipper is responsible for such delay.

6.4      Interest on Unpaid Amounts

                 Except where presentation of the bill is delayed under paragraph 6.3 or as provided under paragraph 6.5, Company shall have the right to charge interest on the unpaid portion of any bill commencing with the date payment was due and continuing until the date payment is actually made. The initial rate of interest to be charged by Company shall be the rate of interest which is (2%) percent over and above the Prime Rate quoted by the Royal Bank of Canada on the first day of the quarter during which such unpaid portion of the bill becomes due. The first day of the quarter during each year shall be deemed to be the first day of January, April, July and October, as the case may be. The rate of interest in effect during a prior quarter, with respect

                                          Effective:  April 1, 1991

                                                                        Sheet 85


to any amounts owning in such prior quarter which remain outstanding in the following quarter, shall be adjusted effective the first day of the following quarter to the interest rate which is two (2%) percent over and above the Prime Rate in effect on the first day of such following quarter.

6.5      Adjustment Where Bill Estimated

                 Information used for billing may be actual or estimated. If actual information necessary for billing is unavailable to Company sufficiently in advance of the twentieth (20th) day of the month to permit the use of such information in the preparation of a bill, Company shall use reasonably estimated information. In the month that actual information becomes available respecting a previous month where estimated information was used, the bill for the month in which the information became available shall be adjusted to reflect the difference between the actual and estimated information. Neither Company nor Shipper shall be entitled to interest on any adjustment.

6.6      Adjustment of Underpayment, Overpayment or Error in Billing

         (a) In the event that an error is discovered in any bill rendered by Company to Shipper for transportation services on Company's Facilities, the amount of such error shall be adjusted, provided that claim therefore shall have been made within twelve (12) months from the date such bill was rendered. The adjustment shall be made within thirty (30) days of such timely claim.

         (b) In the event that an overpayment has been made, Company shall make reimbursement of such overpayment. Shipper shall be entitled to interest on the amount of such overpayment from the time such overcharge was paid to the date of reimbursement. The initial rate of interest shall be determined as set forth in paragraph 6.4 of this Article VI and shall be revised with respect to any subsequent quarter prior to adjustment of error, in the manner set forth for revision of such initial rate in such paragraph 6.4

                                          Effective:  April 1, 1991

                                                                        Sheet 86


         (c) In the event of an undercharge, Shipper shall pay the amount of any such undercharge to Company but without interest. Such amount shall be payable on the same terms and conditions as all amounts payable by Shipper to Company.

6.7 In the event Shipper disputes in good faith any part of a monthly bill, Shipper shall nevertheless pay to Company the full amount of the bill within the time such payment is due together with a statement of and explanation respecting the amount so disputed. Company shall segregate that portion of the payment in dispute from its general funds by placing such portion in a separate account to be held in trust by Company pending resolution of the dispute.

6.8 In the event Shipper fails to pay the full amount of any bill within (30) days after payment is due, Company, in addition to any other remedy it may have, may suspend receipt and delivery of gas until full payment is made. Such suspension shall not relieve Shipper from any obligation to pay any charge payable hereunder to Company.

                 If Shipper's failure to pay the full amount outstanding in respect of any month bill shall continue after such suspension, Company may, in addition to any other remedy Company may have, terminate Shipper's Service Agreement effective on the date of the delivery of written notice by the Company to Shipper of such termination.

                                          Effective:  April 1, 1991

                                                                        Sheet 87


                                  Article VII

                      POSSESSION OF GAS AND RESPONSIBILITY

7.1 Gas received by Company for Shipper for transporting shall be deemed to be in the custody and under the control of Company from the time such gas is accepted for transportation at the Receipt Point until delivered by Company to Shipper at the Delivery Point.

7.2 As between Shipper and Company, Company shall be responsible for all gas received from Shipper between the time such gas is received by it from Shipper at the Receipt Point until the time gas is delivered to Shipper by Company at the Delivery Point, and at no other time.

                                          Effective:  April 1, 1991

                                                                        Sheet 88


                                  Article VIII

                   WARRANTY OF ELIGIBILITY FOR TRANSPORTATION

8.1 Shipper shall provide such assurances and information as Company may reasonably require respecting any service to be provided by Shipper including, without limiting the generality of the foregoing, an assurance that all necessary arrangements have been made among Shipper, sellers of gas to Shipper, purchasers of gas from Shipper and transporters of Shipper's gas to, and from Company's Facilities.

                                          Effective:  April 1, 1991

                                                                        Sheet 89


                                   Article IX

                              OPERATING PROVISIONS

9.1 Shipper shall advise Company, at the times noted under (a), and (b) below of the gas volumes which it contemplates delivering to Company for transportation. Such advice, hereinafter called Nomination, shall be transmitted to Company on a completed Nomination form transmitted electronically, by personal delivery, or by mail.

         (a) For the purpose of scheduling commencement of initial transportation service, Shippers Nomination must be received by Company five (5) business days prior to the day on which Shipper desires service to commence, or such lesser period of time agreed to by Company.

         (b) For the purpose of scheduling any change in transportation volumes during a month, Company must receive Shipper's Nomination indicating amendments to transportation volumes and their effective dates no later than 12:00 noon Pacific time on the day prior to the first date of delivery of volumes provided for in such nomination.

9.2 All Nominations received by Company shall remain in effect, whether or not deliveries are made, until an amended Nomination is received by Company pursuant to paragraph 9.1.

9.3 Not less than three (3) months prior to the commencement of Shipper's first and each subsequent Contract year, Shipper shall furnish to Company, on Company's request, estimates of Shipper's monthly requirements for gas deliveries for such Contract Year and estimates of Shipper's annual requirements for deliveries for each of the following two (2) Contact years. Such estimates shall not effect Shipper's right to have its Maximum Day Delivery Quantity transported hereunder.

                                          Effective:  April 1, 1991

                                                                        Sheet 90


9.4              All Nominations shall be delivered to:
                 Alberta Natural Gas Company Ltd.
                 #2900, 240 Fourth Avenue S.W.
                 Calgary, Alberta, Canada
                 T2P 4L7

                 Phone:   (403) 691-7818
                 Fax:     (403) 691-7817

9.5 In the event that Company determines that it has delivered more or less gas to Shipper at the Delivery Point, than it has received from Shipper at the Receipt Point, Company shall advise Shipper of such discrepancy. Company shall thereafter have the right to adjust receipts or deliveries or both until such discrepancy is resolved. Company shall not adjust receipts to cancel excess deliveries for which Shipper has paid a charge pursuant to paragraph 3.5 of Service Schedule FS-1.

9.6      (a)     Shipper's Share of Company's Line Pack Requirements shall be provided by Shipper in kind or by Company pursuant to paragraph 9.6 (c) of this Article IX.

         (b) Shipper shall have the right exercisable by notice to Company at least 60 days prior to the Service Availability Date to supply in kind Shipper's Share of Company Line Pack Requirements. This election shall apply to each subsequent Contract year unless the Shipper provides the Company with notice to the contrary at lest 60 days prior to the start of any subsequent Contract Year.

                                          Effective:  April 1, 1991

                                                                        Sheet 91


         (c) If Shipper elects not to exercise its right to supply Shipper's Share of Company's Line Pack Requirements, Company may purchase such quantity of line pack from Shipper, or if Company can purchase line pack at a price lower than the price quoted by Shipper, Company may purchase Shipper's share from the lower priced source.

         (d) Company's investment in line pack shall be added to Company's rate base but Company shall not depreciate such investment.

         (e) Variations from day to day in Company's Line Pack Requirements shall be taken from, or delivered to, shippers pursuant to
                 Article V of this General Terms and Conditions.

9.7 Company will, at the request of Shipper and subject to operational constraints on the Company's Facilities, divert the volume of gas Shipper is authorized to receive on any day under an FS-1 Service Agreement to a point which is upstream of the Delivery Point, provided that Shipper will pay to Company the same monthly demand charge which would have been otherwise payable had such diversion not occurred.

                                          Effective:  April 1, 1991

                                                                        Sheet 92


                                   Article X

                    RECEIPT AND DELIVERY POINT GAS PRESSURES

10.1 Shipper shall deliver the gas to Company at the Receipt Point at 4200 kPa, or, with Company's agreement, at such pressure as will enable the gas to enter Company's Facilities, but in no event shall Shipper be required to deliver the gas at a pressure greater than 5826 kPa.

10.2 Shipper recognizes that Company will be transporting the gas in a commingled stream to the Delivery Point and that the pressure of the gas delivered at the Delivery Point will be the pressure of such commingled stream; provided that Company shall deliver the gas to shipper at the Delivery Point at a pressure not less than 5500 kPa.

                                          Effective:  April 1, 1991

                                                                        Sheet 93


                                   Article XI

                SERVICE PRIORITIES, INTERRUPTION AND CURTAILMENT

11.1 All firm service shippers who are receiving transportation service shall have equal priorities of service. In the event that Company's pipeline capacity is constrained by the need to effect any repairs, maintenance, replacement or upgrading or other work related to Company's Facilities, or for any other reason such that all firm service volumes cannot be delivered, Company shall first interrupt all deliveries under interruptible service agreements and shall then act to maximize its total deliveries under firm service agreements. If curtailments continue to be required, Company shall curtail all firm service deliveries pro rata with the Maximum Day Delivery Quantity of each shipper.

11.2 If capacity remains in Company's Facilities after first meeting all firm service nominations, Company shall transport gas requested by shippers pursuant to paragraph 4 Make-Up Provision, of Service Schedule FS-1. If additional capacity remains, Company shall transport gas under interruptible service agreements. Interruptible volumes shall be transported on a priority ranking as described in Service Schedule IS-1.

11.3 Company may interrupt, curtail or reduce service for such periods of times as it may reasonably require for the purpose of effecting any repairs, maintenance, replacement or other upgrading, or other work related to Company's Facilities. Company shall give firm shippers at least three (3) days notice of such interruptions or curtailments or, in the event of unforeseen circumstances, such shorter notice as it is reasonably possible for Company to give. Company shall consult annually with shippers respecting the scheduling of major maintenance programs.

                                          Effective:  April 1, 1991

                                                                        Sheet 94


11.4 Shipper and Company shall give each other as much notice as is reasonably possible in the circumstances of unexpected temporary changes in the rates of delivery or receipt of gas, pressures or any other operating conditions, together with the expected duration and the reason for such expected temporary changes.

11.5 Shipper acknowledges and agrees with Company that any interruption or curtailment shall not suspend or relieve Shipper from the obligation to pay any demand charge, surcharge, or any other amount payable to Company, except as provided in paragraph 3.6 of Service Schedule FS-1.

                                          Effective:  April 1, 1991

                                                                        Sheet 95


                                  Article XII

                              DELIVERY OBLIGATION

12.1 Company's delivery obligation for any period where Shipper has exercised its right as provided in paragraph 5.2 shall be to deliver to Shipper at Shipper's Delivery Point, the volume of gas which has the aggregate energy content of gas received from Shipper in such period at Shipper's Receipt Point, less Shipper's share of Company Use Gas as determined under paragraph 5.1. Company's delivery obligation for any period where Company has exercised its option to supply Shipper's share of Company's requirements as provided for in paragraph 5.3 (a), shall be to deliver to Shipper at Shipper's Delivery Point the volume of gas which has the aggregate energy content of gas received from Shipper in such period at Shipper's Receipt Point.

12.2 Gas delivered by Company to Shipper at Shipper's Delivery Point shall have the heating value and the quality that results from the gas having been transported and commingled with gas belonging to others in Company's Facilities.

12.3 All deliveries of gas to Company at a Receipt Point shall be made in uniform hourly quantities to the extent practicable.


                                          Effective:  April 1, 1991

                                                                        Sheet 96


                                  Article XIII

                                 FORCE MAJEURE

13.1 As utilized herein, force majeure shall mean any act of God, strikes, lockouts, or other industrial disturbances, acts of the Queen's enemies, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, floods, storms, fires, washouts, arrests and restraints of rulers and peoples, civil disturbances, explosions, breakages, or accidents to machinery or pipelines, hydrate obstructions of pipelines or appurtenances thereto, inability to obtain materials or equipment, inability to obtain permits, orders, licenses, certificates or other authorizations; orders of any court, board or governmental authority having jurisdiction, any claim by any third party that any covenant or obligation of such third party is suspended by reason of force majeure, including without limiting the generality of the foregoing any such claim by any transporter of gas to, from or for Company or Shipper; or any other cause, whether of the kind therein enumerated or otherwise not within the control of the applicable party or that shall be occasioned by the necessity of making repairs to or reconditioning machinery, equipment or pipeline facilities not resulting from the default or negligence of such party and which by the exercise of due diligence such party is unable to prevent or overcome.

13.2 If either party fails to perform any obligations imposed by this Agreement and such failure shall be caused or materially contributed to by any occurrence of force majeure such failure shall be deemed not to be a breach of the obligation of such party, but such party shall use reasonable diligence to put itself in a position to carry out its obligations. Provided, however, that the settlement of strikes or lockouts shall be entirely within the discretion of each party, and that the above requirement that any force majeure shall be remedied with the exercise of due diligence shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the appropriate party.

                                          Effective:  April 1, 1991

                                                                        Sheet 97


13.3 Notwithstanding any other provision herein, no cause affecting the performance of obligations by any party:

         (a) shall relieve any party from its obligations to make payment, except as provided in paragraph 3.6 of Service Schedule FS-1, of amounts pursuant to Shipper's Service Agreement;

         (b) shall relieve any party from any other obligation unless such party shall give notice of such cause in writing to the other party with reasonable promptness and like notice shall be given upon termination of such cause, nor shall such cause continue to relieve such party from such other obligation after the expiration of a reasonable period of item within which, by the use of due diligence, such party could have remedied the situation.

13.4 Notwithstanding any other provision herein, Company and Shipper agree that a lack of funds or other financial cause shall not under any circumstances be an event of force majeure.

13.5 In the event that the provision of service is curtailed or interrupted by reason of force majeure Company shall, during the continuance of such force majeure, curtail or interrupt service in accordance with Article XI hereof.

                                          Effective:  April 1, 1991

                                                                        Sheet 98


                                  Article XIV

                                INDEMNIFICATION

14.1 Shipper shall be liable for and shall indemnify and save harmless Company from and against any and all claims, demands, suits, actions, damages, costs, losses and expenses of whatsoever nature arising out of or in any way connected either directly or indirectly, with: (1) any act, omission or default arising out of the negligence or wilful default of Shipper; and (2) any adverse claim by any third party claiming ownership of or an interest in the gas delivered by Shipper to Company at Shipper's Receipt Point.

14.2 Company shall be liable for and shall indemnify and save harmless Shipper from and against any and all claims, demands, suits, actions, damages, costs, losses and expenses of whatsoever nature arising out of or in any way connected, either directly or indirectly with any act, omission or default arising out of the negligence of wilful default of Company.

14.3             Notwithstanding the provisions of paragraphs 14.1 and 14.2:

         (a) Company and Shipper shall have no liability for, nor any obligation to indemnify and save harmless the other from any claim, demand, suit, action, damage, cost loss or expense which is indirect, special or consequential, including but not so as to limit the generality of the foregoing; loss of profit or revenue, cost of capital loss for failure to deliver gas, cost of purchased or replacement gas, cancellation of permits or termination of contracts (provided that this shall in no way affect Shipper's obligation to make the payments to Company provided for in any Service Agreement);

         (b) Company shall have no liability, nor obligation to indemnify and save harmless Shipper in respect of failure for any reason whatsoever, other than Company's negligence or wilful default, to accept receipt of, receive or deliver gas pursuant to the provision of any Service Agreement between Company and Shipper; and

                                          Effective:  April 1, 1991

                                                                        Sheet 99


         (c) Subject to paragraph 3.6 of Service Schedule FS-1, Shipper shall, notwithstanding any such failure to accept receipt of or deliver gas, make payment to Company in the amounts, in the manner and at the times provided in any Service Agreement.

         (d) Neither Company nor Shipper shall be liable to indemnify the other unless the party requesting indemnification shall have given reasonably prompt notification to the other in writing of service of any claim, suit or action for or in respect of which indemnification is to be claimed.

                                          Effective:  April 1, 1991

                                                                       Sheet 100


                                   Article XV

                       FINANCIAL INFORMATION AND SECURITY

15.1 Shipper shall provide Company with any financial information Company reasonably requests prior to Company providing service and prior to any extension of the term of any Service Agreement in order that Company may establish Shipper's creditworthiness.

15.2 Company may request Shipper to provide to Company, as a condition to the provision or extension of service or any assignment of a Service Agreement, such financial security as Company may reasonably require.

15.3 In addition to the foregoing, at any time during the term of service that Company determines that it has a reasonable basis for concern respecting Shipper's creditworthiness, Company may request, and Shipper shall provide, an irrevocable letter of credit in an amount equal to the monthly demand charge set forth in Article 3.1 of Service Schedule FS-1 multiplied by three.

                                          Effective:  April 1, 1991

                                                                       Sheet 101


                                  Article XVI

                            MISCELLANEOUS PROVISIONS

16.1 No default in the performance of any of the obligations of Company or Shipper, under any Service Agreement, shall operate to terminate such Agreement, or except as specifically provided in such Agreement, to relieve Company or Shipper from due and punctual compliance with its obligations thereunder.

16.2 The division of these General Terms and Conditions into articles and clauses, the provision of a table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Document.

16.3 In the interpretation of these General Terms and Conditions words in the singular shall be read and construed in the plural and words in the plural shall be read and construed in the singular where the context so requires.

16.4 Amendments to any Service Agreement must be in writing and signed by both parties.

16.5 All Service Agreements and all amendments, modifications, alternations or supplements thereto shall be governed by the laws in force in the Province of Alberta as to the nature, validity and interpretation thereof.

16.6(a) Subject to sub-clauses (b) and (c) of this Article 16.6, the Service Agreement into which these General Terms and Conditions are incorporated shall not be assigned in whole or in part by Shipper without the consent of Company, which consent shall not be unreasonably withheld.

                                          Effective:  April 1, 1991